EXHIBIT 21.1          SUBSIDIARIES OF THE COMPANY



Name                    Jurisdiction of  Percentage of
----------------------  ---------------  -----------------
                        Incorporation    Voting
                        ---------------  -----------------
                                         Securities Owned
----------------------  ---------------  -----------------
Net Tech Europe, Inc.   Delaware         100%
----------------------  ---------------  -----------------

     (a)  Included  in  the  consolidated  financial  statements  filed  herein
     (b) Net Tech Europe, Inc. changed its name to Power2Search, Inc. on August 17,2001.


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